                                                                     EXHIBIT 2.1


                                                                     [CONFORMED]

================================================================================


                                 FIRST AMENDMENT

                                     TO THE

                          AGREEMENT AND PLAN OF MERGER
                             AND EXCHANGE AGREEMENT

                                      AMONG

                           PETROLEUM GEO-SERVICES ASA,

                                VERITAS DGC INC.,

                                    VENUS I,

                               VENUS HOLDCO INC.,

                              VENUS MERGERCO INC.,

                                NEPTUNE I, INC.,

                               NEPTUNE HOLDCO LLC

                                       AND

                              NEPTUNE MERGERCO INC.


                            DATED AS OF JUNE 21, 2002


================================================================================

                                 FIRST AMENDMENT
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER
                             AND EXCHANGE AGREEMENT

                  THIS FIRST AMENDMENT, DATED AS OF JUNE 21, 2002 (this "Amendment"), TO THE AGREEMENT AND PLAN OF MERGER AND EXCHANGE AGREEMENT (the "Agreement"), dated as of November 26, 2001, is among Petroleum Geo-Services ASA, a Norwegian public limited liability company ("PGS"), Veritas DGC Inc., a Delaware corporation ("Veritas"), Venus I, a Cayman Islands exempted company and a direct, wholly owned subsidiary of Veritas, Venus Holdco Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Venus I, Venus Mergerco Inc., a Delaware corporation and a direct, wholly owned subsidiary of Venus Holdco Inc., Neptune I, Inc., a Cayman Islands exempted company and a direct, wholly owned subsidiary of Veritas, Neptune Holdco LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Neptune I, Inc., and Neptune Mergerco Inc., a Delaware corporation and a direct, wholly owned subsidiary of Neptune Holdco LLC. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement as modified by paragraph 21 of this Amendment.

                                    RECITALS

                  WHEREAS, certain parties thereto wish to amend the Agreement in certain respects, certain parties to the Agreement wish to withdraw from the Agreement and Neptune I, Inc., Neptune Holdco LLC and Neptune Mergerco Inc. wish to become new parties to the Agreement in substitution for the withdrawing parties;

                  WHEREAS, the Boards of Directors of each of PGS, Veritas, Venus I, Venus Holdco Inc., Venus Mergerco Inc., Neptune I, Inc., Neptune Holdco LLC and Neptune Mergerco Inc. have determined this Amendment amending and supplementing the Agreement and the terms and conditions of the Merger and the Exchange Offer, and substituting certain new parties to the Agreement in the place of other parties thereto, to be advisable and in the best interests of their respective corporations, stockholders and shareholders and to be consistent with, and in furtherance of, their respective business strategies and goals, and by resolutions duly adopted, have approved and adopted this Amendment;

                  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein and in the Agreement, the parties hereto hereby agree as follows:

1.       SECTION 1.3 OF THE AGREEMENT

         The proviso in the last sentence of Section 1.3 of the Agreement is hereby amended and restated to provide as follows:

         "; provided, however, that the Effective Time shall occur promptly following the time of acceptance of PGS Shares and PGS ADSs following the expiration date of the Exchange Offer (the "Exchange Offer Closing")"

2.       SECTION 3.3 OF THE AGREEMENT

         Section 3.3 of the Agreement is hereby amended and restated to provide as follows:

         "Section 3.3      Board of Directors and Officers of Caymanco

                  (a) Caymanco will take such action as may be necessary to cause, as of the Exchange Offer Closing, the membership of the Board of Directors of Caymanco to consist of four persons designated, in it sole discretion, by PGS, one of whom shall be Reidar Michaelsen, and six persons designated, in its sole discretion, by Veritas, one of whom shall be David B. Robson. From and after the Exchange Offer Closing, each person so designated shall serve as a director of Caymanco until such person's successor shall be elected and qualified or such person's earlier death, resignation or removal in accordance with the Memorandum of Association and the Articles of Association of Caymanco. Directors of Caymanco not continuing after the Exchange Offer Closing shall resign from the Board of Directors of Caymanco with effect from the Exchange Offer Closing. Additionally, Reidar Michaelsen shall be the non-executive Chairman of the Board of Caymanco.

                  (b) Prior to the Exchange Offer Closing, Caymanco shall appoint David B. Robson as the Chief Executive Officer of Caymanco and shall appoint Matthew D. Fitzgerald as the Chief Financial Officer of Caymanco. The Board of Directors of Caymanco shall appoint such additional persons as officers of Caymanco, each of whom shall report, directly or indirectly, to Mr. Robson, and each such officer shall thereafter serve until such officer's successor shall be appointed or such officer's earlier death, resignation or removal in accordance with the Memorandum of Association and the Articles of Association of Caymanco. If any such person is unable or unwilling to serve as an officer of Caymanco, then a substitute officer shall be selected.

3.       SECTION 5.1(a) OF THE AGREEMENT

         Section 5.1(a) of the Agreement is hereby amended and restated to provide as follows:

                  "(a) Upon the terms and subject to the conditions set forth in this Agreement, Caymanco shall make the Exchange Offer by offering 0.38 Caymanco Shares in exchange for each PGS Share and each PGS ADS (the ratio of such exchange being hereinafter referred to as the "Exchange Ratio")."

4.       SECTION 5.5(a)(ii) OF THE AGREEMENT

         Clause (ii) of the last sentence of Section 5.5(a) of the Agreement is hereby amended and restated to provide as follows:

         "(ii) the option price per Caymanco Share shall be an amount in U.S. dollars equal to the option price per PGS Share subject to such PGS Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (which price per share (x) will be determined using the Norwegian kroner/U.S. dollar exchange rate on the expiration date of the Exchange Offer as reported in the New York City edition of The Wall Street

         Journal or, if not reported thereby, another authoritative source and
         (y) as so determined, will be rounded up to the next full cent)."

5.       SECTION 6.18 OF THE AGREEMENT

         Section 6.18 of the Agreement is hereby amended and restated to provide as follows:

                  "Section 6.18 Opinion of Financial Advisor. The Board of Directors of Veritas has received the opinion of Evercore Group Inc. dated June 21, 2002 to the effect that, as of the date thereof, the Merger Ratio and the Exchange Ratio are fair, from a financial point of view, to the holders of Veritas Common Stock."

6.       SECTION 7.18 OF THE AGREEMENT

         Section 7.18 of the Agreement is hereby amended and restated to provide as follows:

                  "Section 7.18 Opinion of Financial Advisor. The Board of Directors of PGS has received the opinion of Merrill Lynch dated June 20, 2002 to the effect that, as of the date thereof and in light of the Merger Ratio, the Exchange Ratio is fair, from a financial point of view, to the holders of PGS Shares and PGS ADSs."

7.       SECTION 8.6 OF THE AGREEMENT

         The first sentence of Section 8.6 of the Agreement is hereby amended and restated to provide as follows:

         "From the date hereof to the Effective Time, each of Veritas, PGS and Caymanco shall allow all designated officers, attorneys, accountants and other representatives of PGS, Caymanco or Veritas, as the case may be, access at all reasonable times upon reasonable notice and at the expense of the party requesting access (or on whose behalf such access is requested) (provided that such expenses for which the requesting party shall pay directly or reimburse the other party shall be limited to the other party's out-of-pocket expenses to third parties, but such expenses shall not include any fees and expenses of Baker Botts L.L.P. incurred by PGS or of Fulbright & Jaworski L.L.P. or Baker & McKenzie incurred by Veritas) to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of PGS, Caymanco and Veritas and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 8.6 shall affect, abrogate or waive any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement."

8.       SECTION 8.10(b) OF THE AGREEMENT

         Section 8.10(b) of the Agreement is hereby amended and restated to provide as follows:

                  "(b) PGS shall use commercially reasonable best efforts to cause to be delivered to Veritas and Caymanco "comfort" letters of PricewaterhouseCoopers LLP, PGS' independent public accountants, dated the effective date of the Form S-4 and the Closing Date, respectively, and addressed to Veritas with regard to certain financial information regarding PGS as of December 31, 2000 and for each of the two years in the period ended December 31, 2000 included in the Form S-4, in form reasonably satisfactory to Veritas and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4."

9.       SECTION 8.14(g) OF THE AGREEMENT

         Section 8.14(g) of the Agreement is hereby amended and restated to provide as follows:

                  "(g) Veritas and PGS agree to cooperate in good faith to design and establish and, prior to the Exchange Offer Closing, Caymanco shall adopt, and Veritas (as sole shareholder of Caymanco) shall approve, a plan or plans for Caymanco for providing equity based awards (including stock options, restricted stock and stock appreciation rights, performance bonus awards and purchases of Caymanco stock by employees). To the extent it regards it is advisable, Veritas may request its stockholders to approve any such plan at the Veritas Special Meeting."

10.      SECTION 8.20 OF THE AGREEMENT

         Section 8.20 of the Agreement is hereby amended and restated to provide as follows:

         "None of the parties hereto (nor any of their respective Subsidiaries) will take any action or fail to take any action, except as contemplated by the Exchange Offer, including, without limitation, Section 5.1(d), that would be likely to (a) cause the Merger not to qualify as a reorganization described in Section 368(a) of the Code or (b) cause the holders of Veritas Common Stock (other than any holder who, immediately after the Merger, is a "five-percent transferee shareholder" as to Caymanco within the meaning of Treas. Reg. Section 1.367(a)-3(c)(5)) not to qualify for an exception to Section 367(a)(1) of the Code with respect to the Merger. Notwithstanding anything to the contrary contained in this Section 8.20, but subject to Section 8.21, the parties acknowledge that PGS may structure the sale of its Atlantis Subsidiary and any other transaction contemplated by Section 10.7, and the use of proceeds from such sale or transaction (subject to any applicable limitations set forth in PGS's $250 million bridge facility described in Item 7 of the PGS Supplemental Disclosure Letter), in any manner which PGS in its sole discretion believes to be appropriate. PGS and its subsidiaries shall, as promptly as reasonably practicable, furnish to Veritas such information, documents, representations and certifications that PGS or its Subsidiaries are able to give and reasonable assistance as Veritas may reasonably request, from time to time, to assist Veritas in applying for and receiving a favorable ruling from the Internal Revenue Service under Treas. Reg.

         Section 1.367(a)-3(c)(9) with respect to the Merger; provided, however, that the receipt of such a favorable ruling shall not be a condition of the obligation of any party to effect the Merger and the closing of the Merger shall not be delayed by reason of the failure to have obtained such a favorable ruling as of any time. The provision of information and documents pursuant to the preceding sentence shall be subject to the limitations set forth in the second sentence of Section 8.6. The principles of Section 8.5(a) shall apply to any application for ruling described in this Section 8.20."

11.      SECTION 9.1(f) OF THE AGREEMENT

         Section 9.1(f) is hereby added to the Agreement and provides as follows:

                  "(f) The staff of the SEC shall have approved, or not objected to, the treatment of Veritas as the acquiror for accounting purposes in the Combination and, without limiting the foregoing, neither PGS nor Veritas shall have been notified that the SEC has withdrawn or changed any such approval of, or has objected to, such accounting treatment; provided, however, that the condition set forth in this Section 9.1(f) shall be deemed satisfied or waived by the parties upon the effectiveness of the Form S-4 unless and until Caymanco, Veritas or PGS has received notification from the SEC, or the SEC has indicated in a public release that would apply to the Combination, that the SEC will object to such accounting treatment."

12.      SECTION 9.2(d) OF THE AGREEMENT

         Section 9.2(d) of the Agreement is hereby amended to provide as follows:

                  "(d)     [INTENTIONALLY OMITTED]"

13.      SECTION 9.2(e) OF THE AGREEMENT

         Section 9.2(e) of the Agreement is hereby amended to provide as follows:

                  "(e)     [INTENTIONALLY OMITTED]"

14.      SECTION 10.2(a) OF THE AGREEMENT

         The reference in Section 10.2(a) of the Agreement to "June 30, 2002" shall be to "October 31, 2002."

15.      SECTION 10.2(e) OF THE AGREEMENT

         Section 10.2(e) is hereby added to the Agreement and provides as follows:

                  "(e) mailing of the Exchange Offer Prospectus and the Proxy Statement/Prospectus to the shareholders of PGS and Veritas, respectively, shall not have commenced by September 30, 2002."

16.      SECTION 10.7 OF THE AGREEMENT

         Section 10.7 is hereby added to the Agreement and provides as follows:

                  "Section 10.7. Additional Right of Termination by PGS or Veritas. This Agreement may be terminated by PGS or Veritas at any time within the Pre-Mailing Determination Period (as defined below), by action of the Board of Directors of PGS or Veritas, unless, by the date of such termination:

                           (a) Caymanco shall have received commitments for the
                  placement or sale on market terms satisfactory to both Veritas and PGS of equity or equity-linked securities of Caymanco that shall be expected to yield net cash proceeds to Caymanco of not less than $200 million; or

                           (b) PGS shall have consummated the sale of its
                  Atlantis Subsidiary for gross proceeds (including cash proceeds and the assumption of debt) of not less than $195 million; or

                           (c) PGS shall have consummated the sale of assets,
                  which may include but not be limited to its Atlantis Subsidiary, generating gross proceeds (including cash proceeds and the assumption of debt) of not less than $200 million; provided that no such sale of assets, except for those sales disclosed in the PGS Disclosure Letter or the PGS Supplemental Disclosure Letter, may be consummated without Veritas' prior written consent; or

                           (d) any combination of the events referred to in
                  clauses (a) through (c) of this Section 10.7 shall have occurred in such amounts that, when aggregated together, yield (or, in the case of clause (a), are expected to yield) gross proceeds (including cash proceeds and, in the case of asset sales, the assumption of debt) of not less than $200 million.

                  If this Agreement is terminated pursuant to this Section 10.7, the party terminating this Agreement shall pay the other party $7.5 million at the time of such termination to reimburse such party for a portion of its costs and expenses incurred in connection with this transaction. As used in this Section 10.7, the "Pre-Mailing Determination Period" shall be the five business day period commencing on, and including, the date that the staff of the SEC notifies Caymanco or Veritas that the staff has no further comments with respect to the Form S-4 (or, in the case of PGS, the date Caymanco or Veritas notifies PGS to such effect)."

17.      SECTION 11.9(c) OF THE AGREEMENT

         The proviso in the first sentence of Section 11.9(c) is hereby deleted and eliminated.

18.      EXHIBIT E, "CONDITIONS OF EXCHANGE OFFER", TO THE AGREEMENT

         Paragraph (m) of Exhibit E to the Agreement is hereby amended to provide as follows:

                  "(m)     [INTENTIONALLY OMITTED]"

         Paragraph (n) of Exhibit E to the Agreement is hereby amended to provide as follows:

                  "(n)     [INTENTIONALLY OMITTED]"

         Paragraph (r) of Exhibit E to the Agreement is hereby added to such Exhibit E to provide as follows:

                  "(r) The staff of the SEC shall not have approved, or shall have objected to, the treatment of Veritas as the acquiror for accounting purposes in the Combination or, without limiting the foregoing, PGS or Veritas shall have been notified that the SEC has withdrawn or changed any such approval of, or has objected to, such accounting treatment; provided, however, that this condition shall be deemed satisfied or waived by the parties upon the effectiveness of the Form S-4 unless and until Caymanco, Veritas or PGS has received notification from the SEC, or the SEC has indicated in a public release that would apply to the Combination, that the SEC will object to such accounting treatment."

19.      EXHIBITS B AND C OF THE AGREEMENT

         Exhibit B (Memorandum of Association of Caymanco) and Exhibit C (Articles of Association of Caymanco) to the Agreement are hereby amended and restated to read in their entirety as attached hereto as Exhibits A and B, respectively.

20.      UPDATE TO VERITAS AND PGS DISCLOSURE LETTERS

         The Veritas Disclosure Letter and the PGS Disclosure Letter are hereby amended and supplemented to include the information set forth, respectively, in the Veritas Supplemental Disclosure Letter and the PGS Supplemental Disclosure Letter, each dated the date of this Amendment and delivered concurrently with the execution of this Amendment, but only to the extent of the information specifically set forth in each such Supplemental Disclosure Letter.

21.      SUBSTITUTION OF PARTIES

         The parties hereto agree that, effective as of the date of this Amendment, Venus I, Venus Holdco Inc. and Venus Mergerco Inc. shall each be permitted to, and do hereby, withdraw as parties to the Agreement. Such withdrawal shall constitute a complete novation of the obligations of Venus I, Venus Holdco Inc. and Venus Mergerco Inc. under the Agreement. Neptune I, Inc., Neptune Holdco LLC and Neptune Mergerco Inc. shall, as of and from the date of this Amendment, be substituted as parties to the Agreement and this Amendment in the places of Venus I, Venus Holdco Inc. and Venus Mergerco Inc., respectively, by their agreements hereto, evidenced below, and shall assume, by their agreements hereto evidenced below, all the rights, obligations, duties and agreements of Venus I, Venus Holdco Inc. and Venus Mergerco

Inc., respectively, under the Agreement and this Amendment in the full place and stead of Venus I, Venus Holdco Inc. and Venus Mergerco Inc., respectively. The parties further agree, from and after the date hereof, that (i) all references to "Caymanco" in the Agreement and in this Amendment shall be deemed to refer to Neptune I, Inc. rather than Venus I in full substitution therefor, (ii) all references therein to "Veritas Holdco" shall be deemed to refer to Neptune Holdco LLC rather than Venus Holdco Inc. in full substitution therefor and (iii) all references therein to "Veritas Merger Sub" shall be deemed to refer to Neptune Mergerco Inc. rather than Venus Mergerco Inc. in full substitution therefor.

22.      OTHER TERMS OF THE AGREEMENT

         Except as otherwise provided in this Amendment, all other terms of the Agreement shall remain in full force and effect. All references in the Agreement to "this Agreement" shall be read as references to the Agreement, as amended by this Amendment, but references to the date of the Agreement shall remain references to November 26, 2001.

23.      COUNTERPARTS

         This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

24.      HEADINGS

         Headings of the Sections of this Amendment are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

25.      GOVERNING LAW

         This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

                  IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                               PETROLEUM GEO-SERVICES ASA



                               By:          /s/   Reidar Michaelsen
                                  ----------------------------------------------
                                                  Reidar Michaelsen
                                                Chairman of the Board

                               VERITAS DGC INC.



                               By:           /s/   David B. Robson
                                  ----------------------------------------------
                                                   David B. Robson
                                         Chairman and Chief Executive Officer

                               VENUS I



                               By:            /s/   Larry L. Worden
                                  ----------------------------------------------
                                                    Larry L. Worden
                                                     Sole Director

                               VENUS HOLDCO LLC



                               By:             /s/   David B. Robson
                                  ----------------------------------------------
                                                     David B. Robson
                                                        President

                               VENUS MERGERCO INC.



                               By:             /s/   David B. Robson
                                  ----------------------------------------------
                                                     David B. Robson
                                                        President

                               NEPTUNE I, INC.



                               By:        /s/   Matthew D. Fitzgerald
                                  ----------------------------------------------
                                                Matthew D. Fitzgerald
                                                   Vice President

                               NEPTUNE HOLDCO LLC



                               By:           /s/   David B. Robson
                                  ----------------------------------------------
                                                   David B. Robson
                                                      President


                               NEPTUNE MERGERCO INC.



                               By:           /s/   David B. Robson
                                  ----------------------------------------------
                                                   David B. Robson
                                                      President

                       CAYMANCO MEMORANDUM OF ASSOCIATION

                    THE COMPANIES LAW (2001 SECOND REVISION)
                           COMPANY LIMITED BY SHARES
                           MEMORANDUM OF ASSOCIATION
                                       OF

                             ---------------------
      AMENDED AND RESTATED BY SPECIAL RESOLUTION DATED             , 2002

     1.  The name of the company is           (the "Company").

     2.  The Registered Office of the Company shall be situated at the offices
of           , Grand Cayman, Cayman Islands, or at such other place as the Board of Directors may from time to time determine.

     3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any objective not prohibited by any law as provided by Section 7(4) of the Companies Law (2001 Second Revision), as may be amended, modified or re-enacted from time to time (the "Companies Law").

     4. Except as prohibited or limited by the Companies Law, the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor, or otherwise whatever may be considered by it necessary or desirable for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereof, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company all irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law.

     5. The liability of each member is limited to the amount, if any, from time to time unpaid on such member's shares.

     6.  The share capital of the Company is US$          , divided into
          Ordinary Shares of a nominal or par value of US$0.01 per share (including one Ordinary Share designated "Special Voting Stock, Series 1" and
one Ordinary Share designated "Special Voting Stock, Series 2") and      shares
of a nominal or par value of US$0.01 per share, which may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined upon the creation thereof by action of the Board of Directors and/or as expressly provided for in the Articles of Association of the Company, with power for the Company insofar as is permitted by law, to redeem, call or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law and the Articles of Association and to issue any part of its capital, whether original, redeemed, called or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares whether declared to be ordinary, preference or otherwise shall be subject to the powers hereinabove contained.

     7. The Company may exercise the power contained in Section 226 of the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

     8. Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks & Trust Companies Law (2001 Revision) as may be amended, modified or re-enacted from time to time, or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2001 Revision) as may be amended, modified or re-enacted from time to time, or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2001 Revision) as may be amended, modified or re-enacted from time to time.

     9. The Company will not trade in the Cayman Islands with any person, firm or company except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

                    THE COMPANIES LAW (2001 SECOND REVISION)
                           COMPANY LIMITED BY SHARES
                            ARTICLES OF ASSOCIATION
                                       OF

                             ---------------------

                               TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------
I.        INTERPRETATION..............................................       1
II.       CERTIFICATES FOR SHARES.....................................       2
III.      ISSUE OF SHARES.............................................       2
IV.       ORDINARY SHARES.............................................       3
V.        OTHER CLASSES OR SERIES OF SHARES...........................       4
VI.       VARIATION OF RIGHTS OF SHARES...............................       4
VII.      REDEMPTION AND REPURCHASE...................................       5
VIII.     TRANSFER OF SHARES..........................................       5
IX.       NONRECOGNITION OF TRUSTS....................................       5
X.        TRANSMISSION OF SHARES ON DEATH OR BANKRUPTCY...............       6
XI.       AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF LOCATION
          OF REGISTERED OFFICE AND ALTERATION OF CAPITAL..............       6
XII.      CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE...........       7
XIII.     VOTING......................................................       7
XIV.      GENERAL MEETINGS............................................       8
XV.       NOTICE OF GENERAL MEETINGS..................................       8
XVI.      PROCEEDINGS AT GENERAL MEETINGS.............................       8
XVII.     PROXIES.....................................................      11
XVIII.    DIRECTORS...................................................      12
XIX.      POWERS AND DUTIES OF DIRECTORS..............................      14
XX.       COMMITTEES..................................................      15
XXI.      PROCEEDINGS OF DIRECTORS....................................      16
XXII.     VACATION OF OFFICE OF DIRECTOR..............................      16
XXIII.    CERTAIN BUSINESS COMBINATIONS...............................      17
XXIV.     BUSINESS COMBINATIONS WITH INTERESTED MEMBERS...............      17
XXV.      SEAL........................................................      20
XXVI.     OFFICERS....................................................      20
XXVII.    DIVIDENDS AND RESERVES......................................      21
XXVIII.   CAPITALIZATION..............................................      22
XXIX.     AUDIT.......................................................      22
XXX.      NOTICES.....................................................      22
XXXI.     LIMITATION OF LIABILITY AND INDEMNITY.......................      23
XXXII.    BOOKS AND RECORDS...........................................      23
XXXIII.   WINDING UP..................................................      24
XXXIV.    DEREGISTRATION..............................................      24
XXXV.     FISCAL YEAR.................................................      24
XXXVI.    AMENDMENTS OF ARTICLES......................................      24

                               I. INTERPRETATION

     1.1 The Regulations or Articles contained or incorporated in Table "A" Regulations For Management of a Company Limited by Shares in the First Schedule to the Statute shall not apply to this Company, and the following Articles shall be the Articles of Association of the Company. The following terms shall have the following meanings wherever they appear herein, and such meanings shall be equally applicable to both the singular and plural forms of the terms herein defined.

     "Articles" means these Articles of Association, as originally framed or as from time to time altered by Special Resolution.

     "Board of Directors" means the board of directors of the Company.

     "Company" means           , a Cayman Islands exempted company limited by
shares. Where agreement, consent or other action of the Company is provided for herein, such action shall not require approval of the Members, except as expressly required by the Statute or these Articles.

     "Directors" means the directors of the Company as of the applicable date.

     "dividend" includes bonus.

     "holder," in relation to any shares, means the Member whose name is entered in the Register as the holder of such shares.

     "Member" has the meaning ascribed to it in Section 38 of the Statute.

     "Memorandum" means the memorandum of association of the Company, as may be amended from time to time.

     "Month" means calendar month.

     "Ordinary Resolution" means a resolution passed by a majority of such Members as, being entitled to do so, vote in person or by proxy at any general meeting of the Company at which the required quorum is present in person or by proxy.

     "Ordinary Shares" has the meaning ascribed to it in Article 3.1.

     "person" means any individual, corporation, partnership, unincorporated association or other legal entity.

     "Register" means the Register of Members of the Company as maintained in accordance with Section 40 of the Statute.

     "Registered Office" means the registered office of the Company maintained in accordance with Section 50 and Section 51 of the Statute, and as may be relocated from time to time.

     "Secretary" means the secretary of the Company and includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

     "shares" means any Ordinary Shares or other shares issued in the capital of the Company.

     "shares generally entitled to vote" means any share which entitles the holder to attend and vote at all general meetings of the Company and excludes
(a) any share where the right to vote at general meetings of the Company is conditional on the Company being in default of an obligation with respect to a right attaching to the class or series of share to which that share belongs and/or (b) any share where the right to vote relates solely to such a class or series of shares (other than the Ordinary Shares).

     "Special Resolution" has the same meaning as in the Statute.

     "Special Voting Stock, Series 1" has the meaning ascribed to it in Article 4.2.

     "Special Voting Stock, Series 2" has the meaning ascribed to it in Article 4.3.

     "Statute" means the Companies Law (2001 Second Revision) of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

     "written" and "in writing" includes all modes of representing or reproducing words in visible form. Words importing the singular number shall also include the plural number and vice-versa. Words importing the masculine gender shall also include the feminine gender.

                          II. CERTIFICATES FOR SHARES

     2.1 Unless otherwise provided by resolution of the Board of Directors, shares shall be represented by certificates that shall be in such form as is approved by the Board of Directors.

     2.2 The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issue, transfer (in addition to or in lieu of those set forth in Article VIII) and registration of shares, including without limitation, such rules and regulations as may be deemed expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

                              III. ISSUE OF SHARES

     3.1  The authorized share capital of the Company as of the date of adoption
of these Articles is US$          divided into           Ordinary Shares of a
nominal or par value of US$0.01 per share (including one Ordinary Share designated "Special Voting Stock, Series 1" and one Ordinary Share designated "Special Voting Stock, Series 2"), with the rights as set out in these Articles
and the Memorandum ("Ordinary Shares"), and      shares of a nominal or par
value of US$0.01 per share which may be designated and created as shares of any other classes or series of shares with the respective rights and restrictions determined upon the creation thereof by action of the Board of Directors. Notwithstanding the foregoing, the authorized share capital of the Company may be increased by Ordinary Resolution.

     3.2 Subject to the provisions of these Articles, all unissued shares for the time being in the capital of the Company shall be at the disposal of the Board of Directors, and the Board of Directors may designate, re-designate, allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they deem proper.

     3.3 No holder of Ordinary Shares or any other shares (unless such right is expressly conferred on the holders of such shares) shall, by reason of such holding, have any preemptive or preferential right to subscribe to or purchase any shares or any notes, debentures, bonds or other securities of the Company, whether or not the issuance of any such shares, notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such holder.

     3.4 The Company may, insofar as may be permitted by law, pay a commission to any person in consideration of such person or any other person subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commissions may be satisfied by the payment of cash or the lodgment of shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

     3.5 The Directors may issue fractions of a share of any class or series of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class or series of shares. If more than one fraction of a share of the same class or series is issued to or acquired by the same member such fractions shall be accumulated. For the avoidance of doubt, in these Articles the expression "share" shall include a fraction of a share.

     3.6 Any shares which have been redeemed or otherwise repurchased by the Company shall have the status of authorized but unissued shares and may be subsequently issued in accordance with the Memorandum and these Articles.

     3.7 The Board of Directors shall have the fullest powers permitted by law to pay all or any monies in respect of the redemption or purchase of any shares out of the Company's share capital and share premium account.

                              IV. ORDINARY SHARES

     4.1 The Board of Directors may allot, issue or grant any option, right, warrant or other security exercisable for, convertible into or exchangeable for, or otherwise dispose of, any shares or securities of the Company at such times and on such terms as it deems proper. Upon approval of the Board of Directors, such number of Ordinary Shares, or other shares or securities of the Company, as may be required for such purpose shall be reserved for issuance in connection with any option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Ordinary Shares or other shares or securities of the Company. Notwithstanding the generality of the foregoing, the Board of Directors is expressly authorized and empowered to implement or effect at its sole discretion the issuance of a preferred share purchase right to be attached to each issued Ordinary Share with such terms and for such purposes, including the influencing of takeovers, as may be described in a rights agreement between the Company and a rights agent.

     4.2 Special Voting Stock, Series 1 designated. The series of Ordinary Shares, consisting of one such share, designated as "Special Voting Stock, Series 1", shall have the following rights and restrictions. Each outstanding share of Special Voting Stock, Series 1 shall be entitled at any relevant date to the number of votes determined by the Board of Directors in accordance with the "Plan of Arrangement" (as that term is defined in that certain Combination Agreement dated as of May 10, 1996 (hereinafter referred to as the "VESI Combination Agreement"), by and between Veritas DGC Inc. (formerly named Digicon Inc.) ("Veritas") and Veritas Energy Services Inc. ("VESI")) attached hereto as Exhibit A to these Articles, on all matters presented to the Members. No dividend or distribution of assets shall be paid to the holders of Special Voting Stock, Series 1. The Special Voting Stock, Series 1 is not convertible into any other class or series of the share capital of the Company or into cash, property or other rights, and may not be redeemed. Any shares of Special Voting Stock, Series 1 purchased or otherwise acquired by the Company shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Company. So long as any "VESI Exchangeable Shares" (i.e., "Exchangeable Shares," as that term is defined in the VESI Combination Agreement) shall be outstanding, the number of shares comprising the Special Voting Stock, Series 1 shall not be increased or decreased and no other term of the Special Voting Stock, Series 1 shall be amended, except upon the unanimous approval of the holders of the issued Ordinary Shares.

     4.3 Special Voting Stock, Series 2 designated. The series of Ordinary Shares, consisting of one such share, designated as "Special Voting Stock, Series 2", shall have the following rights and restrictions. Each outstanding share of Special Voting Stock, Series 2 shall be entitled at any relevant date to the number of votes determined by the Board of Directors in accordance with the "Plan of Arrangement" (as that term is defined in that certain Amended and Restated Combination Agreement dated as of March 10, 1999 (hereinafter referred to as the "ERS Combination Agreement") by and between Veritas and Enertec Resource Services Inc. ("ERS")) attached hereto as Exhibit B to these Articles, on all matters presented to the Members. No dividend or distribution of assets shall be paid to the holders of Special Voting Stock, Series 2. The Special Voting Stock, Series 2 is not convertible into any other class or series of the share capital of the Company or into cash, property or other rights, and may not be redeemed. Any shares of Special Voting Stock, Series 2 purchased or otherwise acquired by the Company shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Company. So long as any "ERS Exchangeable Shares" (i.e., "Exchangeable Shares," as that term is defined in the ERS Combination Agreement) shall be outstanding, the number of shares comprising the Special Voting Stock,

Series 2 shall not be increased or decreased and no other term of the Special Voting Stock, Series 2 shall be amended, except upon the unanimous approval of the holders of the issued Ordinary Shares.

     4.4 Subject to the provisions of applicable law and any rights granted to any series or class of shares other than Ordinary Shares, the holders of Ordinary Shares shall have and possess the exclusive right to notice of general meetings of the Company and the exclusive power to vote on resolutions put to general meetings of the Company.

                      V. OTHER CLASSES OR SERIES OF SHARES

     5.1 The Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, subject to any limitations prescribed by law, to provide from time to time for the issuance of other classes or series of shares and, in accordance with applicable procedures of the Statute, to establish the characteristics of each class or series including, without limitation, the following:

          (a) the number of shares of that class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then in issue) by resolution of the Board of Directors, and the distinctive designation thereof;

          (b) the voting powers, full or limited, if any, of the shares of that class or series, including without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Ordinary Shares as a single class, or independently as a separate class;

          (c) the rights in respect of dividends, if any, on the shares of that class or series; the rate at which such dividends shall be payable and/or cumulate, which rate may be determined on factors external to the Company and which dividends may be payable in cash, shares of capital or other securities or property of the Company; whether dividends shall be cumulative and, if so, from which date or dates; the relative rights or priority, if any, of payment of dividends on shares of that class or series; and any limitation, restrictions or conditions on the payment of dividends;

          (d) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holder of the shares of that class or series shall be entitled to receive upon any liquidation, dissolution or winding up of the Company;

          (e) any redemption, repurchase, retirement and sinking fund rights, preferences and limitations of that class or series, the amount payable on shares of that class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or non-cumulative;

          (f) the terms, if any, upon which the shares of that class or series shall be convertible into or exchangeable for shares of any other classes, series, or other securities, whether or not issued by the Company;

          (g) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are in issue; and

          (h) any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

                       VI. VARIATION OF RIGHTS OF SHARES

     6.1 (a) If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied and amended with the consent in writing of the holders of all of the issued shares of that class or series, or with the sanction of a Special Resolution passed at a separate general meeting of the holders of such class or series.

     (b) The provisions of these Articles relating to general meetings of the Company shall apply to every such separate general meeting of the holders of one class or series of shares (unless otherwise expressly provided by the terms of issue of the shares of that class or series).

     (c) Separate general meetings of the holders of a class or series of shares or the seeking of a consent of the holders of a class or series of shares may only be called at the direction of the Board of Directors (unless otherwise expressly provided by the terms of issue of the shares of that class or series). Nothing in this Article VI gives any Member or group of Members the right to call a class or series meeting or demand a class or series vote or consent.

     6.2 The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in any respect prior to or pari passu therewith. The rights of the holders of Ordinary Shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, which may be effected by the Board of Directors as provided in these Articles without any vote or consent of the holders of Ordinary Shares.

                         VII. REDEMPTION AND REPURCHASE

     7.1 The Ordinary Shares are not redeemable by the Company or the holder. Subject as set out herein, the Company is authorized to purchase any issued Ordinary Shares in such circumstances, on such terms and in any such manner as shall be agreed by the Company and the holder thereof, subject always to the laws of the Cayman Islands. Without limiting the foregoing, the Company may, from time to time, upon the agreement of a Member, purchase all or part of the Ordinary Shares of any such Member, whether or not the Company has made a similar offer to all or any of the other Members.

                            VIII. TRANSFER OF SHARES

     8.1 Transfers of shares shall be registered on the records maintained by or on behalf of the Company for such purpose upon (i) surrender to the Company or its transfer agent of a certificate or certificates representing the shares requested to be transferred, the transfer provisions on the certificate or certificates being duly completed or on a separate accompanying transfer in such form as the Board of Directors approves, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Company or its transfer agent may require, or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law.

     8.2 Subject to the rules of any stock exchange on which the shares in question may be listed and except as otherwise expressly provided by the terms of issue of the shares of any class or series, the Board of Directors may, in its absolute discretion and without assigning any reason therefore, decline to register any transfer of any share. The registration of transfers may be suspended at such times and for such periods as the Board of Directors may from time to time determine provided always that such registration shall not be suspended for more than 30 days in any year.

                          IX. NONRECOGNITION OF TRUSTS

     9.1 The Company shall be entitled to treat the holder of record of any share as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law. The Company shall not be required to recognize any person as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share, any interest in any fractional part of a share (subject to Article 3.5), or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                X. TRANSMISSION OF SHARES ON DEATH OR BANKRUPTCY

     10.1 In case of the death of a Member who is a natural person, the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased, where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares.

     10.2 (a) Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board of Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Board of Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy, as the case may be.

     (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

     10.3 A person becoming entitled to a share by reason of the death or bankruptcy of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company; provided, however, that the Board of Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within 90 days the Board of Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

             XI. AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF
            LOCATION OF REGISTERED OFFICE AND ALTERATION OF CAPITAL

     11.1 (a) Subject to and insofar as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution alter or amend the Memorandum and, without restricting the generality of the foregoing, the Company may by Ordinary Resolution:

          (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe;

          (ii) consolidate all or any of its share capital into shares of larger amount than its existing shares;

          (iii) by subdivision of all of its existing shares or any class or series of shares, divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum; or

          (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person or reserved for issue by the Board of Directors.

     (b) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

     (c) Subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital or any capital redemption reserve fund.

     11.2 Subject to the provisions of the Statute, the Company may by Special Resolution change its name.

     11.3 Subject to the provisions of the Statute, the Board of Directors may change the location of the Company's registered office.

             XII. CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

     12.1 For the purpose of determining Members entitled to notice of or to vote at any general meeting of the Company or any adjournment thereof, or Members entitled to receive payment of any dividend or other distribution or allotment of any rights of the Members entitled to exercise any rights in respect of any charge, change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may provide that the Register shall be closed for transfers for a stated period.

     12.2 In lieu of or apart from closing the Register, the Board of Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a general meeting of the Company. For the purpose of determining the Members entitled to receive payment of any dividend or other distribution or allotment of any rights of the Members entitled to exercise any rights in respect of any charge, change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may, at or within 90 days prior to the date of declaration of such dividend or other action, fix a subsequent date no later than the date of declaration as the record date for such determination.

     12.3 If the Register is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a general meeting of the Company, the date preceding the day on which notice of the meeting is given or if notice is waived, at the close of business on the day preceding the day on which the meeting is held shall be the record date for such determination of Members. When a determination for Members entitled to vote at any general meeting of the Company has been made as provided in this Article XII, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     12.4 If the Register is not so closed and no record date is fixed for the determination of Members entitled to receive payment of any dividend or other distribution or allotment of any rights of the Members entitled to exercise any rights in respect of any charge, change, conversion or exchange of shares, or for the purpose of any other lawful action (other than as specified in Article 12.3), the record date for determining the Members for any such purpose shall be the close of business on the day in which the Board of Directors adopts the resolution relating thereto.

                                  XIII. VOTING

     13.1 Subject to the rights of holders of any class or series of shares (including those rights attaching to the Special Voting Stock, Series 1 and Special Voting Stock, Series 2 as set forth in Articles 4.2 and 4.3 hereof):

          (a) at each election for Directors at a general meeting of the Company the Directors shall be elected by a plurality of the votes cast in person or by proxy at that general meeting and each Member holding Ordinary Shares shall have the right to vote, in person or by proxy, the number of Ordinary Shares registered in his name in the Register for as many persons as there are Directors to be elected and for whose election he has a right to vote. Cumulative voting, for the election of Directors, is expressly prohibited. Election of Directors need not be by ballot; and

          (b) on all matters coming before the Members at a general meeting of the Company, other than the election of Directors, each Member holding Ordinary Shares shall have the right to vote, in person or by proxy, one vote for each issued Ordinary Share registered in his name in the Register.

                             XIV. GENERAL MEETINGS

     14.1 (a) The Company may in each year of its existence hold a general meeting of the Company as its annual general meeting. The annual general meeting may be held on such date and at such time and place as the Board of Directors may appoint. At each annual general meeting, elections may be held for Directors whose terms have expired and such other business may be transacted as may properly be brought before such meeting.

     (b) At each annual general meeting of the Company, the Directors to be elected at that meeting may be elected by single resolution for the applicable term or until their respective successors have been elected.

     14.2 (a) Except as otherwise required by law, and subject to the rights of any class or series of shares having a preference over the Ordinary Shares as to dividends or to elect Directors in specified circumstances, extraordinary general meetings of the Company may be called only by resolution of the Board of Directors, approved by at least a majority of the entire Board of Directors.

     (b) Any action required or permitted to be taken by the Members whether pursuant to these Articles or by law, must be taken at a duly called annual or extraordinary general meeting of the Company unless the written consent or approval of all holders of issued shares generally entitled to vote has been obtained with respect to such action.

     14.3 Subject to the provisions of applicable law, no Member shall have any right to requisition a general meeting of the Company.

                         XV. NOTICE OF GENERAL MEETINGS

     15.1 Written notice of each general meeting of the Company stating the place, date and time of the meeting shall be given not less than 10 (or such greater number of days as may be required by the Statute) nor more than 60 days before the date of the meeting to each Member entitled to vote at such meeting. The notice of each general meeting of the Company shall state the purpose or purposes for which the meeting is called and the means of remote communications, if any, by which Members and proxyholders may be deemed to be present and vote at such meetings. The business at an annual general meeting of the Company shall be limited in the manner set out in Article 16.2(c). No business shall be transacted at any extraordinary general meeting of the Company except as stated in the notice.

     15.2 The accidental omission to give notice of a general meeting of the Company to, or the nonreceipt of notice of such a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                      XVI. PROCEEDINGS AT GENERAL MEETINGS

     16.1 No business shall be transacted at any general meeting of the Company unless a quorum of Members is present at the time when the meeting proceeds to business. At a general meeting of the Company to:

          (a) consider or adopt a Special Resolution to amend, vary, suspend the operation of or disapply Articles 14, 15, 16, 18.1, 23 or 24 (other than a Special Resolution referred to in Article 16.1(b)), one or more Members present in person or by proxy holding at least 95 percent of the issued shares entitled to vote at such meeting shall be a quorum unless:

             (i) a majority of the Board of Directors has at, or at any time prior to, the meeting recommended to the Members entitled to vote at such meeting, to vote in favor of such Special Resolution; and

             (ii) in the case of a Special Resolution to amend, vary, suspend the operation of or disapply Article 24 (other than a Special Resolution referred to in Article 16.1(b)), such Board of Directors' recommendation is made at a time where a majority of the Board of Directors then in office (but not less than one) were Directors prior to any person becoming an Interested Member (as defined in Article 24) during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors, in which case one or more Members present in person or by proxy holding at least a majority of the issued shares entitled to vote at such meeting shall be a quorum;

          (b) consider or adopt a Special Resolution to delete Article 24 on the conditions that (i) such resolution shall not be effective until 12 months after the passing of such resolution and (ii) the restriction in Article 24 shall otherwise continue to apply to any Business Combination between the Company and any person who became an Interested Member on or prior to the passing of such resolution, one or more Members present in person or by proxy holding at least a majority of the issued shares entitled to vote at such meeting shall be a quorum; and

          (c) consider or adopt any other resolution or to take any other action, one or more Members present in person or by proxy holding at least a majority of the issued shares generally entitled to vote at such meeting shall be a quorum.

     The Members present at a duly constituted general meeting of the Company may continue to transact business until adjournment, despite the withdrawal of such Members as leave less than a quorum.

     16.2 (a) Subject to the rights of holders of any class of shares to the contrary, nominations for election of Directors at any general meeting of the Company may be made either by the Board of Directors or by any Member entitled to vote for the election of Directors who gives advance notice as hereafter provided. Any such Member may nominate persons for election as Directors only if written notice of such Member's intent to make such nomination is transmitted to, and received by, the Secretary at the principal executive offices of the Company not later than (i) in the case of an annual general meeting of the Company, not less than 90 days prior to the anniversary of the date of the immediately preceding annual general meeting that was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual general meeting is more than 30 days before or after such anniversary date, such written notice must instead be received by the Secretary by the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date) and (ii) in the case of an extraordinary general meeting of the Company (provided that the Board of Directors has determined that Directors shall be elected at such meeting), the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date; provided, however, that the Company must receive such notice by
          , 2003 for nominations brought before the initial annual general meeting of the Company to be held in 2003. Each notice given by such Member shall set forth: (i) the name and address of the Member who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the Member is a registered holder of shares entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such Member notice, a representation that the Member is such a registered holder at the time of such notice and intends to be a registered holder on the date for such meeting), and setting forth the class and number of shares so held (including shares held beneficially); (iii) a representation that such Member intends to appear in person or by proxy as a registered holder of shares at the meeting to nominate the person or persons specified in the notice;
(iv) a description of all arrangements or understandings between such Member and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the Member; (v) such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission of the United States of America; and (vi) the consent of each nominee to serve as a director of the Company if so elected.

     (b) If the facts show that a nomination was not made in accordance with the provisions of Article 16.2(a), the presiding officer of the general meeting shall so determine and declare to the meeting, whereupon the defective nomination shall be disregarded. Public disclosure of the date of a forthcoming general meeting may be made by the Company for purpose of this Article 16.2 not only by the giving of the formal notice of the meeting, but also (i) by notice to a national securities exchange (as such term is used in the Securities Exchange Act of 1934, as amended of the United States of America (the "Exchange Act"), or to the National Association of Securities Dealers, Inc. (if the Ordinary Shares are then listed on such exchange or quoted on NASDAQ), (ii) by filing a report under Article 13 or 15(d) of the Exchange Act (if the Company is then subject thereto) or (iii) by a mailing to Members or by issuance of a general press release.

     (c) No business shall be transacted at an annual general meeting of the Company other than such business as shall be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a Member present and entitled to vote at such meeting in accordance with the following procedure. For business to be brought before an annual general meeting of the Company by a Member, the Member must have given timely notice in writing to the Secretary. To be timely, a Member's notice must be transmitted to, and received by, the Secretary at the principal executive offices of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual general meeting that was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual general meeting is more than 30 days before or after such anniversary date, such written notice must instead be received by the Secretary by the close of business on the 10th day following the date on which the Company first makes public disclosure of the meeting date); provided, however, that the Company must receive such notice by
          , 2003 for business brought before the initial annual general meeting of the Company to be held in 2003. Each such notice given by such Member must set forth: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the Member who intends to propose such business; (iii) a representation that the Member is a registered holder of shares entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such Member notice, a representation that the Member is a registered holder at the time of such notice and intends to be a registered holder on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (iv) any material interest of the Member in such business. The presiding officer of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure.

     (d) Notwithstanding the provisions of Article 16.2, a Member also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 16.2. Nothing in Article 16.2 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company's proxy statement, if one shall be necessary, pursuant to Rule 14a-8 under the Exchange Act.

     16.3 (a) Meetings of Members may be held at such place, either within or without the Cayman Islands, as may be designated by or in the manner provided herein or, if not so designated, as determined by the Board of Directors. If, pursuant to these Articles the Board of Directors is authorized to determine the place of a meeting of Members, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as follows.

     (b) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders entitled to attend and vote but not physically present at a meeting of Members may, by means of remote communication:

          (A) participate in a meeting of Members; and

          (B) be deemed present in person and vote at a meeting of Members whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, (ii) the Company shall implement reasonable measures to provide such Members and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the proceedings of the meeting of substantially concurrently with such proceedings, and (iii) if any Member or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

     (c) If authorized by the Board of Directors, any vote taken by written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member or proxyholder.

     16.4 The Chairman of the Board of Directors appointed by the Board of Directors prior to the relevant general meeting of the Company or, in his absence, a person designated by the Chairman of the Board of Directors, or if no person is so designated, a person designated by the Board of Directors shall preside at any meeting of the Members and determine the order of business and all other matters relating to the conduct of the meeting.

     16.5 The presiding officer of any meeting of the Members shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, the right of Directors, Members and others to speak, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.

     16.6 The presiding officer may adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for 60 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

     16.7 In the case of joint registered holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register.

     16.8 No Member shall be entitled to vote at any general meeting of the Company unless (a) he is registered as a Member on the record date for such meeting or holds a valid proxy of such a Member or unless (b) all calls or other sums presently payable in respect of the shares to be voted have been paid.

     16.9  Votes may be given either personally or by proxy.

                                 XVII. PROXIES

     17.1 The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or his attorney duly authorized in writing, or, if the appointor is a corporation or other legal entity, under the hand of an officer, attorney or where applicable, trustee duly authorized in that behalf; provided, however, that a Member may also authorize the casting of a vote by proxy pursuant to telephonic or electronically transmitted instructions (including, without limitation, instructions transmitted over the Internet) obtained pursuant to procedures approved by the Board of Directors which are reasonably designed to verify that such instructions have been authorized by such Member. A proxy need not be a Member. Each Member entitled to vote at a general meeting of the Company may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy specifically provides for a longer period. If an instrument of proxy designates two or more persons to act as proxies, their acts with respect to voting shall have the following effect: (a) if only one proxy acts, his acts bind all; (b) if more than one proxy acts, the act of the majority binds all; and (c) if more than one acts and a majority do not agree on a particular issue, each proxy shall be entitled to vote in respect of the same portion of the shares as such proxy is of the proxies representing such shares.

     17.2 The instrument appointing a proxy shall be deposited at the principal executive offices of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting; provided, however, that the presiding officer of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telephonic, electronic or facsimile transmission of the validly executed proxy or upon receipt of telephonic, electronic, telex or cable confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

     17.3 The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof.

     17.4 A vote given in accordance with the term of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its principal executive offices before the commencement of the general meeting, or adjourned meeting, at which it is sought to use the proxy.

     17.5 Any corporation which is a Member of record of the Company may in accordance with its articles of association or other governing documents or in the absence of such provision by resolution of its board of directors or other governing body authorize one or more persons as it thinks fit to act as its representative or representatives at any meeting of the Company or Members of the Company, and the person or persons so authorized shall be entitled to exercise the same powers on behalf of the corporation which he or they represent as the corporation could exercise if it were an individual Member of record of the Company and may cast votes or abstain on any motion in any manner as he or they may be directed.

                                XVIII. DIRECTORS

     18.1 (a) There shall be a Board of Directors the members of which shall be any persons elected by the Members in accordance with Article 13.1 or appointed by the Board of Directors in accordance with this Article XVIII consisting of not less than two, plus that number of Directors as any one or more class or series of shares (other than Ordinary Shares) may be entitled to elect, voting separately by class or series. The Board of Directors shall have the exclusive power and right to set the exact number of Directors, subject to such minimum number of directors as set forth herein, from time to time by resolution adopted by the vote of a majority of the whole Board of Directors.

     (b) Directors shall be elected at each annual general meeting of the Company for a term expiring at the next annual general meeting of the Company following their election to the Board of Directors and until the election of their respective successors in office or their earlier death, resignation or removal.

     (c) If the number of Directors is decreased by resolution of the Board of Directors pursuant to this Article 18.1, in no case shall that decrease or shorten the term of any incumbent Director.

     (d) Any newly created directorship resulting from an increase in the number of Directors and any other vacancy on the Board of Directors, however caused, may only be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected by the Board of Directors to fill a vacancy shall hold office until the next annual general meeting of the Company following his election to the Board of Directors and until his successor shall have been elected or until his earlier death, resignation or removal.

     (e) One or more or all of the Directors may be removed only for "cause" by the affirmative vote of the holders of at least a majority of the issued shares generally entitled to vote, voting together as a single class, at a general meeting of the Company for which proper notice of the proposed removal has been given. As used in the preceding sentence, "cause" shall be limited to (i) action by the Director involving willful malfeasance, which conduct has a material adverse effect on the Company, or (ii) conviction of the Director of a felony. The Board of Directors shall not have any power to remove any Director.

     (f) Notwithstanding the foregoing, whenever the holders of any one or more classes or series of shares in issue has the right, voting separately by class or series, to elect Directors at an annual general meeting or extraordinary general meeting of the Company, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the provisions of these Articles. The aforesaid Directors and the Directors otherwise appointed under this Article 18.1 shall together constitute the Board of Directors from time to time.

     18.2 Each Director shall be entitled to receive as compensation for such Director's services as a Director or committee member or for attendance at meetings of the Board of Directors or committees, or both, such amounts (if any) as shall be fixed from time to time by the Board of Directors. Each Director shall be entitled to reimbursement for reasonable traveling expenses incurred by such Director in attending any such meeting.

     18.3 A Director may hold any other office (other than as an outside auditor of the Company) or place of profit under the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board of Directors may determine.

     18.4 A Director may act by himself or for his firm in a professional capacity for the Company (other than as an outside auditor of the Company), and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided, however, that he has disclosed his interest in the transaction.

     18.5  No membership qualifications for Directors shall be required.

     18.6 A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder, member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

     18.7 No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established; provided, however, that he has disclosed his interest in the transaction. A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, however,that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

     18.8 A general notice that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 18.7 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

     18.9 The Directors may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (by insurance or otherwise) for a person who is or has at any time been a Director of (a) the

Company, (b) a company which is or was an affiliate of the Company, or (c) a predecessor in business of the Company or of an affiliate of the Company (or, in each case, for any member of his family, including a spouse or former spouse, or a person who is or was dependent on him). For this purpose, the Directors may establish, maintain, subscribe and contribute to any scheme, plan, trust or fund and pay premiums thereon. The Directors may arrange for this to be done by the Company alone or in conjunction with another person.

     18.10 A Director or former Director is entitled to receive and retain for his own benefit a pension or other benefit provided under Article 18.9 and is not obliged to account for it to the Company.

     18.11 A Director may appoint any person to act as his proxy at any meeting of the Board of Directors. Any proxy appointed for the purposes of any such meeting will have the full authority to vote as provided in such proxy. Such appointment must be made in writing under the hand of the appointor and may at any time be revoked in like manner, and notice of every such appointment or revocation in like manner, and the appointee need not be a Director or Member, but must furnish the Company with such appointee's address.

                      XIX. POWERS AND DUTIES OF DIRECTORS

     19.1 The business and affairs of the Company shall be managed by the Board of Directors who may exercise all such powers of the Company and do all such lawful acts and things as are not from time to time by the Statute or by these Articles required to be exercised or done by the Company in general meeting.

     19.2 The Board of Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these Articles) and for such period and subject to such conditions as it may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Board of Directors may deem fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

     19.3 All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate.

     19.4 The Board of Directors shall cause minutes to be made for the purpose of recording the proceedings at all meetings of the Company and the Directors and of committees of the Board of Directors.

     19.5 The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

     19.6 The Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

     19.7 If, as the result of consolidation and division or subdivision of shares, Members become entitled to fractions of a share, the Board of Directors may on behalf of the Members deal with the fractions as it thinks fit. In particular, the Board of Directors may:

          (a) sell fractions of a share to a person (including, subject to the Statute, to the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons entitled (except that if the amount due to a person is less than US$10, or such other sum as the Board of Directors may decide, the sum may be retained for the benefit of the Company) and to give effect to such a sale the Board of Directors may authorize a person to transfer the shares to the purchaser or his nominee and may cause the name of the purchaser or his nominee to be entered in the register as the holder of the shares. The purchaser is not bound to see to the application of the purchase money and the title of the transferee to the shares is not affected by an irregularity or invalidity in the proceedings connected with the sale; or

          (b) subject to these Articles, allot or issue to a member credited as fully paid by way of capitalization the minimum number of shares required to round up his holding of shares to a number which, following consolidation and division or subdivision, leaves a whole number of shares (such allotment or issue being deemed to have been effected immediately before consolidation or subdivision, as the case may be) and if shares are so allotted or issued the amount required to pay-up those shares may be capitalized as the Board of Directors thinks fit out of amounts standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, and applied in paying-up in full the appropriate number of shares. A resolution of the Board of Directors capitalizing part of the reserves has the same effect as if the capitalization had been declared by Ordinary Resolution.

                                 XX. COMMITTEES

     20.1 The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors, as designated by the Board of Directors. The Board of Directors may designate one or more alternate Directors as members of any committee, who may replace any absent member at any meeting of the committee. In the absence of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent member. At all meetings of any committee, a majority of its members (or the member, if only one) shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by the Statute, the Memorandum, these Articles or the resolution establishing such committee. The Board of Directors shall have the power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee.

     20.2 Any such committee, to the extent provided in the resolution of the Board of Directors but subject to any limitations of the Statute, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers that may require it. The provisions herein with respect to notice of meetings of the Board of Directors shall apply also to meetings of committees, unless different provisions shall be prescribed by the Board of Directors. Each committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors when required and shall observe such procedures as are prescribed by the Board of Directors.

     20.3 The committees of the Board of Directors may include the Audit Committee, the Compensation Committee and the Nomination Committee and any other committees designated by the Board of Directors.

                         XXI. PROCEEDINGS OF DIRECTORS

     21.1 Except as otherwise provided by these Articles, the Board of Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating its meetings as it thinks fit. Questions arising at any meeting shall be decided by a majority of the Directors present at a meeting at which there is a quorum.

     21.2 Regularly scheduled meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, any Chief Executive Officer, the President or a majority of the Directors.

     21.3 No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. No notice need be given to any Director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends and makes it known that he is attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully convened, and such purpose is duly recorded in the minutes of such meeting.

     21.4 Notice of each special meeting of the Board of Directors shall be given to each Director either by first class United States mail at least three days before the meeting, by "overnight" or other express delivery service at least two days before the meeting, or by electronic mail, telegram, telex, cable, telecopy, facsimile, personal written delivery or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by telegram, telex, cable, telecopy or facsimile. Notices are deemed to have been given: by mail, when deposited in the United States mail with postage prepaid; by "overnight" or other express delivery service, the day after sending; by electronic mail, telegram, telex, or cable, at the time of sending; by telecopy or facsimile, upon receipt of a transmittal confirmation; and by personal delivery or telephone, at the time of delivery. Written notices shall be sent to a director at the address designated by such Director for that purpose or, if none has been so designated, at such director's last known residence or business address. Without limiting the generality of any provisions hereof, written notice shall include notice provided by electronic mail.

     21.5 The quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the whole Board of Directors.

     21.6 All acts done at any meeting of the Board of Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director be as valid as if every such person had been duly appointed and qualified to be a Director.

     21.7 Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     21.8 A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Board of Directors or committee, as the case may be, duly convened and held.

                      XXII. VACATION OF OFFICE OF DIRECTOR

     22.1  The office of a Director shall be vacated:

          (a) if he gives notice in writing to the Board of Directors or Secretary that he resigns the office of Director;

          (b) if he dies;

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

          (c) if he is found to be or becomes of unsound mind; or

          (d) if removed pursuant to Article 18.1.

     22.2 In the case of a resignation, the resignation shall be effective as of the date specified in the notice or if not so specified, upon receipt thereof. Unless otherwise specified in the notice, acceptance shall not be required to make it effective.

     22.3 A resolution of the Board of Directors declaring a Director to have vacated office under the terms of Article 22.1 is conclusive evidence as to the fact and grounds of vacation stated in the resolution.

                      XXIII. CERTAIN BUSINESS COMBINATIONS

     23.1 In addition to any approval by Members required pursuant to the terms of any series or class of shares other than Ordinary Shares, the approval of the holders of at least a majority of the issued shares generally entitled to vote at a meeting called for such purpose, following approval by the Board of Directors shall be required in order for the Company "to sell, lease or exchange all or substantially all of its property or assets" as that phrase is interpreted for the purposes of Section 271 of the Delaware General Corporation Law, as amended or re-enacted from time to time, of the United States of America, provided that the foregoing approval by Members shall not apply to any such transaction of the Company with any entity which the Company, "directly or indirectly controls" as that phrase is defined in Rule 405 under the Securities Act of 1933, as amended or re-enacted from time to time, of the United States of America.

              XXIV. BUSINESS COMBINATIONS WITH INTERESTED MEMBERS

     24.1 The Company shall not engage in any Business Combination with any Interested Member for a period of three years following the time that such Member became an Interested Member, unless, at or subsequent to such time, the Business Combination is approved by the Board of Directors and authorized at a general meeting of the Company by the affirmative vote of at least 66 2/3% of the issued shares generally entitled to vote which are not Owned by the Interested Member; provided, however, that the restrictions contained in this
Article 24.1 shall not apply if:

          (a) prior to such time that such Member became an Interested Member, the Board of Directors approved either the Business Combination or the transaction which resulted in the Member becoming an Interested Member;

          (b) upon consummation of the transaction which resulted in the Member becoming an Interested Member, the Interested Member Owned at least 85% of the issued shares generally entitled to vote at the time the transaction commenced, excluding for purposes of determining the number of shares then in issue, those shares Owned (i) by Persons who are both Directors and officers of the Company and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

          (c) the Company does not have a class of voting shares that is (i) listed on a national securities exchange (as such term is defined in the Exchange Act), (ii) authorized for quotation on the NASDAQ Stock Market (or any successor to such stock market) in the United States of America or
     (iii) held by more than 2,000 Members, unless any of the foregoing results from action taken, directly or indirectly, by an Interested Member or from a transaction in which a Person becomes an Interested Member;

          (d) a Member becomes an Interested Member inadvertently and (i) as soon as practicable divests itself of Ownership of sufficient shares so that the Member ceases to be an Interested Member and (ii) would not, at any time within the three-year period immediately prior to a Business

     Combination between the Company and such Member, have been an Interested Member but for the inadvertent acquisition of Ownership;

          (e) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Article 24.1(e); (ii) is with or by a person who either was not an Interested Member during the previous three years or who became an Interested Member with the approval of the Board of Directors or during the period described in Article 24.1(f); and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one) who were Directors prior to any person becoming an Interested Member during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company (other than to any direct or indirect wholly Owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued shares or (z) a proposed tender or exchange offer for 50% or more of the voting shares then in issue. The Company shall give not less than 20 days' notice to all Interested Members prior to the consummation of any of the transactions described in clause (y) of the second sentence of this Article 24.1(e);

          (f) the Business Combination is with an Interested Member who became an Interested Member at a time when the restrictions contained in Article 24.1(e) did not apply by reason of Article 24.1(c);

          (g) As used in this Article 24.1, the term:

             (i) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

             (ii) "Associate," when used to indicate a relationship with any person, means (A) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the Owner of 20% or more of any class of voting shares, (B) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity and (C) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

             (iii) "Business Combination," when used in reference to the Company and any Interested Member of the Company, means:

                (A) any merger or consolidation of any direct or indirect majority-Owned subsidiary of the Company with (1) the Interested Member or (2) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the Interested Member and as a result of such merger or consolidation Article 24.1 is not applicable to the surviving entity;

                (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a Member, to or with the Interested Member, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-Owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the shares then in issue;

                (C) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-Owned subsidiary of the Company of any shares or shares of such subsidiary to the Interested Member, except (1) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which securities were in issue prior to the time that the Interested Member became such; (2) pursuant to a Holding Company Merger; (3) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares or the shares of a direct or indirect majority-Owned subsidiary of the Company which security is distributed, pro rata, to all holders of a class or series of shares subsequent to the time the Interested Member became such; (4) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (5) any issuance or transfer of shares by the Company; provided, however, that in no case under (3)-(5) above shall there be an increase in the Interested Member's proportionate interest in the shares of any class or series or of the voting shares;

                (D) any transaction involving the Company or any direct or indirect majority-Owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate interest of the shares of any class or series, or securities convertible into the shares of any class or series, or of the interest of the shares of any such subsidiary which is Owned by the Interested Member, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the Interested Member; or

                (E) any receipt by the Interested Member of the benefit, directly or indirectly (except proportionately as a Member), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subsections (A)-(D) of this Article 24.1(g)(iii)) provided by or through the Company or any direct or indirect majority-Owned subsidiary of the Company.

             (iv) "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the Ownership of voting shares, by contract, or otherwise. A person who is the Owner of 20% or more of the issued or outstanding voting shares of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more Owners who do not individually or as a group have control of such entity.

             (v) "Interested Member" means any person (other than the Company and any direct or indirect majority-Owned subsidiary of the Company) that (A) is the Owner of 15% or more of the issued voting shares or (B) is an Affiliate or Associate of the Company and was the Owner of 15% or more of the issued voting shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Member, and also the Affiliates and Associates of such person; provided, however, that the term "Interested Member" shall not include any person whose Ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company; provided that such person shall be an Interested Member if thereafter such person acquires additional voting shares, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Member, the voting shares deemed to be in issue shall include shares deemed to be Owned by the person but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

             (vi) "merger or consolidation" shall be construed in accordance with Section 203 of the Delaware General Corporation Law (as amended or re-enacted from time to time) of the United States of America.

             (vii) "Owner" including the terms "Own," "Owned" and "Ownership" when used with respect to any shares means a person that individually or with or through any of its Affiliates or Associates:

                (A) beneficially Owns such shares, directly or indirectly;

                (B) has (1) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the Owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or Associates until such tendered shares is accepted for purchase or exchange; or
           (2) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the Owner of any shares because of such person's right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

                (C) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in Article 24.1(g)(vii)(B)(2)), or disposing of such shares with any other person that beneficially Owns, or whose Affiliates or Associates beneficially Own, directly or indirectly, such shares.

             (viii) "voting shares" means, with respect to the Company or any other corporation, shares or stock of any class or series which entitles the holder to vote generally in the election of directors and, with respect to any other entity that is not a corporation, any equity interest which entitles the holder to vote generally in the election of the governing body of such entity.

                                   XXV. SEAL

     25.1 The Board of Directors may adopt a seal, alter the seal at its pleasure and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

                                 XXVI. OFFICERS

     26.1 The officers of the Company shall be chosen by the Board of Directors and shall include a President and a Secretary and may also include a Chief Executive Officer or Officers, a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, one or more Vice Presidents (who may be further classified by such descriptions as "Executive," "Senior" or "Assistant" as determined by the Board of Directors), and such other officers, as the Board of Directors may deem necessary or appropriate. The Board of Directors may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person's authority and duties. Any person may hold at one time two or more offices. Each officer shall have such authority and perform such duties, in addition to those specified in these Articles, as may be prescribed by the Board of Directors from time to time.

     26.2 Each officer shall hold office for the term for which elected or appointed by the Board of Directors, and until the person's successor has been elected or appointed and qualified or until such person's earlier resignation or removal. Any officer may be removed by the Board of Directors, with or

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

without cause. The election or appointment of an officer shall not in and of itself create contractual rights against the Company. Any officer may resign at any time by giving written notice to the Board of Directors or the Secretary. Any such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     26.3 The Chairman of the Board of Directors shall be a member of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors. If the Chairman of the Board of Directors is not present, a Vice Chairman, if any, shall preside at such meeting.

     26.4 Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be responsible for the day-to-day management of the business and affairs of the Company (but subject to the control of the Board of Directors) and shall enjoy all other powers commonly incident to the office. If so directed by the Board of Directors, more than one individual may concurrently serve as Co-Chief Executive Officer of the Company.

     26.5 Each of the Vice Presidents shall have such authority and perform such duties as may be prescribed from time to time by the Board of Directors.

     26.6 The Secretary shall keep the minutes of the meetings of the Members and the Board of Directors and give notice of such meetings and shall perform like duties for the committees of the Board of Directors when so required. The Secretary shall have custody of the seal and affix and attest the seal to any instrument to be executed under seal and enjoy all powers commonly incident to the office. In the case of the absence or inability to act of the Secretary, any Assistant Secretary (or, in the case of keeping minutes of a meeting of Members or Directors, any other person designated by the presiding officer of such meeting) may act in the Secretary's place.

     26.7 Compensation of officers, agents and employees of the Company shall be fixed from time to time by, or under the authority of, the Board of Directors.

                         XXVII. DIVIDENDS AND RESERVES

     27.1 Subject to the Statute and any rights and restrictions for the time being attached to any class or series of shares, the Board of Directors may from time to time declare dividends (including interim dividends) on the shares issued and authorize payment of the same out of the funds of the Company lawfully available therefor.

     27.2 Subject to the Statute and any rights and restrictions for the time being attached to any class or series of shares, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid. Subject to the Statute and any rights and restrictions for the time being attached to any class or series of shares, all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

     27.3 If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividends, bonuses or other moneys payable on or in respect of the share.

     27.4 The Board of Directors may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company.

     27.5 The Board of Directors may declare that any dividend be paid wholly or partly by the distribution of shares or other securities of the Company and/or specific assets and in particular of shares, debentures or debenture stock of any other company or in any one or more of such ways, and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as it deems expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the

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

footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board of Directors.

     27.6 No dividend shall bear interest against the Company unless expressly authorized by the Board of Directors.

                             XXVIII. CAPITALIZATION

     28.1 The Company may upon the recommendation of the Board of Directors capitalize any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Board of Directors shall do all acts and things required to give effect to such capitalization, with full power to the Board of Directors to make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Board of Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto, and any agreement made under such authority shall be effective and binding on all concerned.

                                  XXIX. AUDIT

     29.1 The accounts relating to the Company's affairs shall be audited in such manner, if at all, as may be determined from time to time by the Board of Directors.

                                  XXX. NOTICES

     30.1 Notices shall be in writing and may be given by the Company to any Member either by first class United States mail, "overnight" or other express delivery service, electronic mail, telegram, telex, cable, telecopy, facsimile or personal delivery. Notices are deemed to have been given: by mail, three days after deposited in the United States mail with postage prepaid; by "overnight" or other express delivery service, the day after sending; by electronic mail, telegram, telex or cable, at the time of sending; by telecopy or facsimile, upon receipt of a transmittal confirmation; and by personal delivery, at the time of delivery.

     30.2 A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by any manner set forth in Article 30.1 addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled.

     30.3 A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joining holder first named on the Register in respect of the share.

     30.4 Notice of every general meeting of the Company shall be given in any manner hereinbefore authorized to:

          (a) every holder of voting shares as shown in the Register as of the record date for such meeting except that in the case of joint holder the notice shall be sufficient if given to the joint holder first named in the Register;

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

          (b) every person upon whom the ownership of a voting share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a holder of voting shares where such holder but for his death or bankruptcy would be entitled to receive notice of the meeting; and

          (c) except as otherwise required by law or these Articles, no other person shall be entitled to receive notice of general meetings.

                  XXXI. LIMITATION OF LIABILITY AND INDEMNITY

     31.1 (a) No Director shall be personally liable to the Company or, if any, its Members for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or, if any, to its Members, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the Director derived an improper personal benefit.

     (b) The Company shall indemnify, to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company) by reason of the fact that he is or was a Director or officer of the Company, or, while serving as a Director or officer of the Company, is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The right to indemnification conferred by this Article 31.1 also shall include the right of such persons to be paid in advance by the Company for their expenses to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect. The right to indemnification conferred on such persons by this
Article 31.1 shall be a contractual right.

     (c) Unless otherwise determined by the Board of Directors, the Company shall indemnify to the fullest extent permitted by the laws of the Cayman Islands as from time to time in effect, if any, any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not an action by or in the right of the Company), by reason of the fact that he is or was an employee (other than an officer) or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

     (d) The rights and authority conferred in this Article 31.1 shall not be exclusive of any other right that any person has or hereafter acquires under any law, provision of these Articles or the Memorandum, agreement, vote of Members or of the Board of Directors or otherwise.

     (e) Neither the amendment nor repeal of this Article 31.1, nor the adoption of any provision of the Memorandum or these Articles or of any law inconsistent with this Article 31.1, shall eliminate or reduce the effect of this Article
31.1 in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                            XXXII. BOOKS AND RECORDS

     32.1 In addition to any rights which may be conferred on Members by Statute, upon written demand under oath stating the purpose thereof, any Member, in person or by attorney or other agent, may review for any proper purpose, during usual hours for business, the books and records of the Company including, without limitation, the Register. A proper purpose shall mean a purpose reasonably related to such person's interest as a Member. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the Member. The demand under oath shall be directed to the corporation at its principal executive offices.

     The Board of Directors may establish procedures for, or limitations or conditions on, Members' review of books and records of the Company for the purpose of (a) protecting the interests of the Company, (b) protecting the confidentiality of the information contained in those books and records, (c) the convenience of the Company, or (d) protecting any other interest of the Company that the Board of Directors deems proper.

                               XXXIII. WINDING UP

     33.1 In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after there shall have been paid or set aside for payment to the holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or distribution on winding up, the full amounts to which they shall be entitled and the holders of the then-issued Ordinary Shares shall be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such Members, any remaining assets of the Company available for distribution to its Members. The liquidator may with the sanction of a Special Resolution distribute, in kind, to the holders of the Ordinary Shares remaining assets of the Company or may, without the need of any such sanction sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person, corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other person, corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the Ordinary Shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

                             XXXIV. DEREGISTRATION

     34.1 (a) The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing; and

     (b) In furtherance of a resolution adopted pursuant to (a) above of this
Article 34.1, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

                               XXXV. FISCAL YEAR

     35.1 Each Fiscal Year shall commence on such date as may be specified by the Board of Directors.

                         XXXVI. AMENDMENTS OF ARTICLES

     36.1 Subject to the Statute and as provided in these Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

                                        24